EXHIBIT 99.1

Peraso Announces Third Quarter 2024 Results

SAN JOSE, Calif., November 12, 2024 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the third quarter ended September 30, 2024.

Management Commentary

“Third quarter revenue was within our range of expectations, with overall results being highlighted by meaningful improvement in our operating performance,” commented Ron Glibbery, CEO of Peraso. “Underpinning this improvement was the benefit of our previous and ongoing actions to reduce costs and increase efficiencies, resulting in operating expenses decreasing almost 20% year-over-year.

“During the quarter, we continued to advance diverse customer engagements toward new design wins for our mmWave solutions in targeted markets, including fixed wireless access (FWA), tactical military communication and transportation applications. We are seeing growing momentum for Peraso’s DUNE platform solution for dense urban environments, as highlighted by the recently received $1.4 million follow-on order from a South African wireless Internet service provider (WISP), as well as an initial purchase order from a Kenya-based WISP. Additionally, we are supporting an expansion of engagement activity for mission-critical, tactical communications in combat deployments that leverage our 60 GHz mmWave technology. In fact, we secured a new purchase order from a military customer during the quarter, and we believe Peraso is well positioned to capitalize on additional opportunities in tactical communication applications.

“With a robust and growing pipeline of opportunities for our mmWave solutions, we remain focused on converting engagements into incremental design wins and production orders. Based on our current expectations for the fourth quarter, we continue to anticipate total revenue for the second half of 2024 to increase over the first half of the year, as well as represent double-digit growth over the comparable prior year period.”

Third Quarter 2024 Financial Results

Total net revenue for the third quarter of 2024 was $3.8 million, compared with $4.2 million in the prior quarter and $4.5 million in the same quarter a year ago. Product revenue for the third quarter of 2024 was $3.8 million, compared with $4.1 million in the prior quarter and $4.3 million in the same quarter a year ago. The sequential decrease in total revenue was primarily attributable to reduced shipments of mmWave IC products. At the end of the third quarter, the Company had approximately $5.7 million of remaining order backlog for its memory IC products and expects to fulfill this backlog over the next two quarters.

GAAP gross margin for the third quarter of 2024 was 47.0%, compared with 55.5% in the prior quarter and 45.4% in the same quarter a year ago. On a non-GAAP basis, gross margin for the third quarter of 2024 was 61.7%, compared with 68.8% in the prior quarter and 58.0% in the same quarter a year ago. The sequential decrease in both GAAP and non-GAAP gross margin was primarily attributable to a $0.3 million write-down of mmWave inventory, as well as lower royalty and other revenue.

Total operating expenses on a GAAP basis for the third quarter of 2024 were $4.5 million, compared with $6.8 million in the prior quarter and $5.6 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the third quarter of 2024, which exclude stock-based compensation expenses, amortization of intangible assets and severance costs, were $3.3 million compared with $4.9 million in the prior quarter and $4.0 million in the same quarter a year ago. The year-over-year decrease in third quarter 2024 operating expenses on a GAAP and non-GAAP basis was primarily attributable to a combination of previously implemented cost reductions and the Company’s ongoing cost containment initiatives.

GAAP net loss for the third quarter of 2024 was $2.7 million, or ($0.98) per share, compared with a net loss of $4.4 million, or ($1.88) per share, in the prior quarter and a net loss of $0.6 million, or ($0.87) per share, in the third quarter 0f 2023. Non-GAAP net loss for the third quarter of 2024 was $0.9 million, or ($0.34) per share, compared with a net loss of $2.1 million, or ($0.88) per share, in the prior quarter and a net loss of $1.1 million, or ($1.56) per share, in the third quarter of 2023.

Adjusted EBITDA for the third quarter of 2024 was negative $0.8 million, compared with negative $1.9 million in the prior quarter and negative $0.9 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Recent Financing Activity

On November 5, 2024, the Company entered into inducement offer letter agreements with certain holders of Series B warrants of the Company to purchase 2,246,030 shares of the Company’s common stock. The holders exercised their Series B warrants for cash at a reduced exercise price of $1.30 per share, and, in consideration for such exercise, the Company issued the holders new common stock purchase warrants. The exercise of the Series B warrants resulted in aggregate gross proceeds to the Company of approximately $2.9 million.

Following the closing of this offering, the Company had 3,517,144 shares of common stock and exchangeable shares outstanding, which excludes an additional 1,759,790 shares of common stock that were not issued at the closing of the offering as a result of the holders’ beneficial ownership limitations; such shares will be issued to the warrant holders upon their notice to the Company that their issuance would comply with such limitations. For additional information regarding the offering, refer to the Current Report on Form 8-K dated November 5, 2024, that the Company filed with the Securities and Exchange Commission.

Business Outlook

The Company expects total net revenue for the fourth quarter of 2024 to be in the range of $3.6 million to $4.0 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, November 12, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Tuesday, November 12, 2024

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-877-545-0320

International Call Number: +1-973-528-0002

Passcode: 629165

Webcast and Slides: Click Here

2

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through November 26, 2024, and can be accessed by calling 1-877-481-4010, and using passcode 51490. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated November 12, 2024, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2024 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;

3

•	the Company’s ability to raise additional capital to fund its operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•

risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of the Company’s products;
•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

4

PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net Revenue
Product	$3,811	$4,262	$10,596	$11,385
Royalty and other	30	219	299	532
Total net revenue	3,841	4,481	10,895	11,917

Cost of Net Revenue	2,034	2,445	5,431	7,346

Gross Profit	1,807	2,036	5,464	4,571

Operating Expenses
Research and development	2,158	3,484	7,615	11,039
Selling, general and administrative	2,349	2,112	6,592	6,331
Severance and software license obligations	-	-	2,063	-
Gain on license and asset sale	-	-	-	(406)
Total operating expenses	4,507	5,596	16,270	16,964

Loss from operations	(2,700)	(3,560)	(10,806)	(12,393)

Change in fair value of warrant liabilities	4	2,615	1,649	4,239
Other income (expense), net	(16)	322	(11)	297
Net loss	$(2,712)	$(623)	$(9,168)	$(7,857)

Net loss per share
Basic and diluted	$(0.98)	$(0.87)	$(3.62)	$(12.43)

Shares used in computing net loss per share
Basic and diluted	2,780	715	2,530	632

5

PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$1,317	$1,583
Accounts receivable, net	791	731
Inventories	2,503	2,606
Prepaid expenses and other	635	620
Total current assets	5,246	5,540

Property and equipment, net	643	1,156
Intangible assets, net	830	3,280
Right-of-use lease assets	355	615
Other	121	123
Total assets	$7,195	$10,714

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,705	$2,448
Deferred revenue	555	1,105
Short-term lease liabilities	214	370
Accrued expenses and other	2,399	611
Total current liabilities	4,873	4,534

Long-term lease liabilities	197	349
Warrant liabilities	99	1,748
Total liabilities	5,169	6,631

Stockholders' equity	2,026	4,083

Total liabilities and stockholders’ equity	$7,195	$10,714

6

PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024

GAAP gross profit	$1,807	47.0%	$5,464	50.2%
Reconciling items:
- Amortization of intangibles	564	14.7%	1,691	15.5%

Non-GAAP gross profit	$2,371	61.7%	$7,155	65.7%

	Three Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2023

GAAP gross profit	$2,036	45.4%	$4,571	38.3%
Reconciling items:
- Amortization of intangibles	564	12.6%	1,417	11.9%

Non-GAAP gross profit	$2,600	58.0%	$5,988	50.2%

7

PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

GAAP net loss	$(2,712)	$(623)	$(9,168)	$(7,857)
Stock-based compensation expense
- Research and development	506	775	1,863	2,309
- Selling, general and administrative	454	533	1,474	1,625
Total stock-based compensation expense	960	1,308	3,337	3,934

Amortization of intangibles (1)
- Cost of net revenue	564	564	1,691	1,417
- Selling, general and administrative	252	251	755	632
Total amortization of intangible assets	816	815	2,446	2,049

Severance costs
- Research and development	-	-	441	-
- Selling, general and administrative	-	-	5	-
Total severance costs	-	-	446	-

Change in fair value of warrant liabilities	(4)	(2,615)	(1,649)	(4,239)

Non-GAAP net loss	$(940)	$(1,115)	$(4,588)	$(6,113)

GAAP net loss per share	$(0.98)	$(0.87)	$(3.62)	$(12.43)
Reconciling items
- Stock-based compensation expense	0.35	1.83	1.32	6.23
- Amortization of intangible assets (1)	0.29	1.14	0.96	3.24
- Severance costs	-	-	0.18	-
- Change in fair value of warrant liabilities	-	(3.66)	(0.65)	(6.71)

Non-GAAP net loss per share	$(0.34)	$(1.56)	$(1.81)	$(9.67)

Shares used in computing non-GAAP net loss per share
Basic and diluted	2,780	715	2,530	632

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

8

PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,712)	$(623)	$(9,168)	$(7,857)
Stock-based compensation expense
- Research and development	506	775	1,863	2,309
- Selling, general and administrative	454	533	1,474	1,625
Stock-based compensation expense	960	1,308	3,337	3,934

Amortization of intangibles (1)	816	815	2,446	2,049
Severance costs	-	-	446	-
Change in fair value of warrant liabilities	(4)	(2,615)	(1,649)	(4,239)

Non-GAAP net loss	(940)	(1,115)	(4,588)	(6,113)
EBITDA adjustments:
- Depreciation and amortization	165	242	518	479
- Interest expense	2	6	9	12

Adjusted EBITDA	$(773)	$(867)	$(4,061)	$(5,622)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

9